Exhibit 99.1

NEWS RELEASE

For Immediate Release	OTCQX: SHWZ

SCHWAZZE CLOSES ACQUISITION OF DRIFT

Expanding Retail Footprint in Boulder County, Colorado

DENVER, CO – January 26, 2022 – Schwazze, (OTCQX:SHWZ) ("Schwazze" or the “Company"), is pleased to announce that it has closed the transaction to acquire the assets of BG3 Investments, LLC dba Drift which consists of two cannabis dispensaries located in Boulder, Colorado. This purchase continues Schwazze’s expansion plan in Colorado, adding to the Company’s current dispensary footprint, and bringing the total number of dispensaries to twenty. As part of the purchase, Schwazze will also acquire the assets of Black Box Licensing, LLC, which contains certain intellectual property.

“We look forward to adding these dispensaries to our portfolio. The Company remains focused on bringing excellent shopping experiences to all areas of Colorado by providing a wide assortment of quality products along with great service that our customers have come to expect from our brands.  We are excited to bring that experience to our customers in Boulder,” said Nirup Krishnamurthy, Schwazze’s COO.

The consideration for the acquisition was $3.5 million and was paid as $1.9 million in cash, and $1.6 million in common stock.

Corporate Update

Since April 2020, Schwazze has announced and/or acquired a total of 32 cannabis dispensaries, including the ten R. Greenleaf New Mexico dispensaries. The Company has also announced and/or acquired in 2021 a total of seven cultivation facilities, three in Colorado - SCG Holding LLC, Brow 2 LLC and Star Buds - and four licensed by Medzen and RGO in New Mexico. The R. Greenleaf acquisition will add a New Mexico manufacturing asset, Elemental Kitchen & Laboratories, LLC, to the Company’s manufacturing plant, Purplebee’s in Colorado.

In May 2021, Schwazze announced its BioSciences division and in August 2021 it commenced home delivery services in Colorado.

About Schwazze

Schwazze (OTCQX: SHWZ) is building a premier vertically integrated regional cannabis company with assets in  Colorado and New Mexico and will continue to take its operating system to other states where it can develop a differentiated regional leadership position.  Schwazze is the parent company of a portfolio of leading cannabis businesses and brands spanning seed to sale. The Company is committed to unlocking the full potential of the cannabis plant to improve the human condition. Schwazze is anchored by a high-performance culture that combines customer-centric thinking and data science to test, measure, and drive decisions and outcomes. The Company's leadership team has deep expertise in retailing, wholesaling, and building consumer brands at Fortune 500 companies as well as in the cannabis sector. Schwazze is passionate about making a difference in our communities, promoting diversity and inclusion, and doing our part to incorporate climate-conscious best practices. Medicine Man Technologies, Inc. was Schwazze’s former operating trade name. The corporate entity continues to be named Medicine Man Technologies, Inc.

Schwazze derives its name from the pruning technique of a cannabis plant to enhance plant structure and promote healthy growth.

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Forward-Looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “may,” “estimates”, “predicts,” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control and cannot be predicted or quantified. Consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our products and product candidates on a commercial scale on our own or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives or scientists; (v) difficulties in securing regulatory approval to market our products and product candidates; (vi) our ability to successfully execute our growth strategy in Colorado and outside the state, (vii) our ability to identify and consummate future acquisitions that meet our criteria, (viii) our ability to successfully integrate acquired businesses and realize synergies therefrom, (ix) the actual revenues derived from the Company’s Star Buds assets, (x) the Company’s actual revenue and adjusted EBITDA for 2021, (xi) the Company’s ability to generate positive cash flow for the rest of 2021 (xii) the ongoing COVID-19 pandemic, (xiii) the timing and extent of governmental stimulus programs, and (xiv) the uncertainty in the application of federal, state and local laws to our business, and any changes in such laws. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise except as required by law.

Investors Joanne Jobin Investor Relations Joanne.jobin@schwazze.com 647 964 0292	Media Julie Suntrup, Schwazze Vice President | Marketing & Merchandising julie.suntrup@schwazze.com 303 371 0387

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